Exhibit 99.1

8226 Philips Highway, Suite 101	Investor Relations Contact:
Jacksonville, FL 32256 USA	investorrelations@redwirespace.com

Redwire Corporation Reports First Quarter 2026 Financial Results, Achieves Record Contract Backlog with Significant Gross Margin Improvement
JACKSONVILLE, Fla. / May 6, 2026 Redwire Corporation (NYSE:RDW, “Redwire” or the “Company”), a global leader in space and defense technology solutions, today announced results for its first quarter ended March 31, 2026.
“We continue to see very strong demand for our differentiated products with a Book-to-Bill1 ratio of 1.92 resulting in record Backlog1 of $498.1 million,” said Peter Cannito, Chairman, Chief Executive Officer, and President of Redwire. “Critical wins like the $1.8 billion Andromeda IDIQ for advanced spacecraft, our first order for ELSA, and follow-on orders with key customers like the Marine Corps for Stalker, to name a few, underscore our belief that Redwire is strategically positioned with many pathways to success across our mission-critical offerings.”

First Quarter 2026 Highlights
•Awarded a contract to develop a quantum-secure satellite under the European Space Agency’s Quantum Key Distribution Satellite program as part of a multi-country consortium that includes Honeywell Aerospace.
•Awarded a $12.8 million contract to deliver Extensible Low-Profile Solar Array (“ELSA”) wings to Moog, Inc. marking the first sale of ELSA, a new high-performance, low-mass solar array product.
•Supported a cancer therapy investigation led by Aspera Biomedicines that launched during the quarter using PIL-BOX; in addition, announced the award of an additional $4.0 million contract from NASA to support new drug development investigations on the International Space Station.
•Subsequent to the end of the first quarter of 2026, Redwire’s advanced imaging and navigation technology launched on board the Orion spacecraft as part of NASA’s historic Artemis II mission, the first crewed mission for the Artemis program.
•Received purchase orders totaling more than $20.0 million during the first quarter supporting the Portfolio Acquisition Executive Robotic Autonomous Systems Aircraft Program Management Office Family of Small UAS Team, encompassing the Marine Corps’ first acquisition of the Advanced Navigation version of the Stalker Block 30.
•Stalker continued integration efforts with the U.S. Army’s Next Generation Command and Control (“NGC2”) tactical network during the Ivy Sting exercises, further integrating the platform into the U.S. Army’s future concept of operations.
•Revenues increased 57.9% year-over-year to $97.0 million for the first quarter of 2026.
•Sequential and year-over-year improvement in gross margins to 26.6% for the first quarter of 2026.
•Net Loss increased by $73.6 million year-over-year to $(76.5) million for the first quarter of 2026, which includes the impact of more than $44.0 million in non-recurring activity, primarily related to recognizing the remaining
1 Book-to-Bill and Backlog are key business measures. Please refer to “Key Performance Indicators” and the tables included in this press release for additional information.

$42.5 million of equity-based compensation for incentive units associated with the Edge Autonomy acquisition due to the acceleration of vesting.
•Adjusted EBITDA2 decreased by $6.9 million year-over-year to $(9.2) million for the first quarter of 2026.
•Meaningful sequential and year-over-year increase in Book-to-Bill3 ratio on a quarterly and last twelve months basis to 1.92 as of the first quarter of 2026.
•Ended first quarter 2026 with total liquidity4 of $175.2 million, a 21.0% increase over the end of 2025.

2026 Forecast
•For the full year ended December 31, 2026, Redwire affirms that it is forecasting revenues of $450 million to $500 million.

“During the first quarter of 2026, Redwire’s focus on operational performance and portfolio management drove meaningful year-over-year and sequential improvement in gross margins to 26.6%, which contributed to improved cash from operations,” said Chris Edmunds, Chief Financial Officer of Redwire. “In addition, we ended the quarter with record total liquidity4 of $175.2 million. With further line of sight into the rest of the year, we are pleased to reaffirm our 2026 revenue forecast.”

Webcast and Investor Call
Management will conduct a conference call starting at 9:00 a.m. ET on Thursday, May 7, 2026 to review financial results for the first quarter ended March 31, 2026. This release and the most recent investor slide presentation are available in the investor relations area of our website at RDW.com.

Redwire will live stream a presentation with slides during the call. Please use the following link to follow along with the live stream: https://event.choruscall.com/mediaframe/webcast.html?webcastid=t1zjVMCW. The dial-in number for the live call is 877-485-3108 (toll free) or 201-689-8264 (toll), and the conference ID is 13759852.

A telephone replay of the call will be available for two weeks following the event by dialing 877-660-6853 (toll-free) or 201-612-7415 (toll) and entering the access code 13759852. The accompanying investor presentation will be available on May 7, 2026 on the investor section of Redwire’s website at RDW.com.

Any replay, rebroadcast, transcript or other reproduction or transmission of this conference call, other than the replay accessible by calling the number and website above, has not been authorized by Redwire and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.

About Redwire Corporation
Redwire Corporation (NYSE:RDW) is an integrated space and defense tech company focused on advanced technologies. We are building the future of aerospace infrastructure, autonomous systems and multi-domain operations leveraging digital engineering and AI automation. Redwire’s approximately 1,400 employees located throughout North America and Europe are committed to delivering innovative space and airborne platforms transforming the future of multi-domain operations. For more information, please visit RDW.com.

Use of Projections
The financial outlook and projections, estimates and targets in this press release are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainty and contingencies, many of which are beyond Redwire’s control. Redwire’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the financial projections for purposes of inclusion in this press release, and, accordingly, they did not
2 Adjusted EBITDA is not a measure of results under generally accepted accounting principles in the United States. Please refer to “Non-GAAP Financial Information” and the reconciliation tables included in this press release for details regarding this Non-GAAP measure.
3 Book-to-Bill is a key business measure. Please refer to “Key Performance Indicators” and the tables included in this press release for additional information.
4 Total liquidity of $175.2 million as of March 31, 2026 is comprised of $144.5 million in cash and cash equivalents, $30.0 million in available borrowings from our existing credit facilities, and $0.7 million in restricted cash.

express an opinion or provide any other form of assurance with respect thereto for the purposes of this press release. While all financial projections, estimates and targets are necessarily speculative, Redwire believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results for the Company are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that Redwire, or its representatives, considered or consider the financial projections, estimates or targets to be a reliable prediction of future events. Further, inclusion of the prospective financial information in this press release should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Cautionary Statement Regarding Forward-Looking Statements
Readers are cautioned that the statements contained in this press release regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding our strategy, financial projections, including the prospective financial information provided in this press release, financial position, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “continued,” “project,” “plan,” “opportunity,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “could,” “intend,” “shall,” “possible,” “forecast,” “trends,” “contemplate,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.

These factors and circumstances include, but are not limited to (1) risks associated with economic uncertainty, including high inflation, market volatility, and the potential worsening of macro-economic conditions; (2) geopolitical and macroeconomic events; (3) tariffs impacting demand for our products; (4) the failure of financial institutions or transactional counterparties; (5) our evolving industry, limited operating history since our acquisition of Redwire Defense Tech Intermediate Holdings, LLC and its subsidiaries (f/k/a Edge Autonomy Intermediate Holdings, LLC) (“Edge Autonomy”) and history of losses makes it difficult to evaluate our future prospects and the risks and challenges we may encounter; (6) the inability to successfully integrate recently completed and future acquisitions, including the recent acquisition of Edge Autonomy, or successfully select, execute or integrate future acquisitions into the business and realize the anticipated benefits or do so within the expected timeframe; (7) the development and continued refinement of many of Redwire’s proprietary technologies, products and service offerings; (8) competition with new or existing companies; (9) a limited number of customers make up a high percentage of our revenue; (10) potential litigation arising from time to time; (11) natural disasters, geopolitical conflicts, or other natural or man-made catastrophic events; (12) adverse publicity stemming from any incident or perceived risk involving Redwire or our competitors; (13) incurring significant risks and uncertainties not covered by insurance or indemnity; (14) failure to respond to industry cycles in terms of our cost structure, manufacturing capacity, and/or personnel needs; (15) customers unwillingness to adopt our core offerings; (16) delays in the development, design, engineering and manufacturing of our core offerings; (17) unsatisfactory performance of our core offerings; (18) impacts to our cash flows caused by our mix of fixed-price, cost-plus and time-and-material type contracts; (19) incurrence of expenditures prior to final receipt of a contract; (20) failure of new offerings and technologies to materialize; (21) the inability to convert orders in backlog into revenue; (22) the inability to properly manage the use of artificial intelligence in our business; (23) reliance on third-party launch vehicles to launch our spacecraft and customer payloads; (24) risk of an accident on launch or during a journey into space; (25) Redwire’s inability to meet expected financial results; (26) unfavorable changes in the proportion of cost-plus-fee or fixed-price contracts in our total contract mix and the resulting impact on our margins and operating results; (27) shorter lives than anticipated for our systems, products, technologies, services and related equipment; (28) cyber-attacks and other security threats and disruptions; (29) risks resulting from broader geographic operations; (30) impairment of goodwill; (31)

inability to use net operating loss carryforwards and certain other tax attributes; (32) requirements of the National Industrial Security Program Operating Manual for our facility security clearance, which is a prerequisite to performing on classified contracts for the U.S. government; (33) changes to the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and any resulting government shutdowns; (34) dependence on U.S. government contracts; (35) disputes with our subcontractors or the inability of our subcontractors to perform, or of our key suppliers to timely deliver components, parts or services, resulting in our core offerings being produced or delivered in an untimely or unsatisfactory manner; (36) the potential application of U.S. foreign investment regulations to investments in us, which may impose conditions on or limit certain investors' ability to purchase our common stock, potentially making our common stock less attractive to investors; (37) Redwire is subject to stringent U.S. economic sanctions, and trade control laws and regulations, as well as risks related to doing business in other countries; (38) the wide variety of extensive and evolving government laws and regulations to which our business is subject, and the potential material adverse effect of any failure to comply with such laws and regulations; (39) the potential impact on our reputation and ability to do business resulting from improper conduct of our employees, agents or business partners; (40) failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or enactment of new laws or regulations relating to privacy, data protection and consumer protection, and the resulting adverse effect on our business and financial condition; (41) changes in tax laws or regulations and the resulting increase in tax uncertainty and adverse effect on our results of operations and effective tax rate; (42) failure to adequately protect our intellectual property rights; (43) potential violations of third-party proprietary rights by our technology; (44) failure to obtain necessary additional funding; (45) the fact that AE Industrial Partners and its affiliates have significant influence over us, which could limit your ability to influence the outcome of key transactions; (46) the fact that provisions in our Certificate of Designation with respect to our Series A Convertible Preferred Stock may delay or prevent our acquisition by a third party, which could also reduce the market price of our capital stock; (47) the fact that our Series A Convertible Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our other outstanding capital stock; (48) the possibility of sales of a substantial amount of our common stock by our current stockholders; (49) the inability to remain in compliance with the continued listing requirements of the New York Stock Exchange; (50) the issuance of additional common stock or other equity securities and the resulting dilution of our shareholders' ownership interests; (51) volatility in the trading price of our common stock; (52) our existing material weaknesses and the identification of material weaknesses of other deficiencies or failure to maintain effective internal controls over financial reporting and (53) other risks and uncertainties described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and those indicated from time to time in other documents filed or to be filed with the Securities and Exchange Commission by Redwire. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. If underlying assumptions to forward-looking statements prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. The forward-looking statements contained in this press release are made as of the date of this press release, and Redwire disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements.

Non-GAAP Financial Information
This press release contains financial measures that have not been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). These financial measures include Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Margin, Segment Adjusted EBITDA and Free Cash Flow.

Non-GAAP financial measures are used to supplement the financial information presented on a U.S. GAAP basis and should not be considered in isolation or as a substitute for the relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis. Because not all companies use identical calculations, our presentation of Non-GAAP measures may not be comparable to other similarly titled measures of other companies. We encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted EBITDA is defined as net income (loss) adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization, impairment expense, transaction expenses, acquisition integration costs, acquisition earnout costs, purchase accounting fair value adjustment related to deferred revenue and inventory, severance costs, capital market and advisory fees, disposal of long-lived assets, litigation-related expenses, equity-based compensation, committed equity facility transaction costs, debt financing costs and extinguishment losses, gains on sale of joint ventures, net of costs incurred, and warrant liability change in fair value adjustment.

Adjusted Gross Profit is defined as revenues less cost of sales as computed in accordance with U.S. GAAP, excluding adjustments resulting from the application of purchase accounting included in cost of sales and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Management believes these non-GAAP measures provide investors meaningful insight into results from ongoing operations as the calculation of these measures excludes the impact of certain non-recurring charges. Management believes that by using Adjusted Gross Margin in conjunction with GAAP Gross Margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods.

Segment Adjusted EBITDA is defined as income (loss) before taxes, excluding, depreciation and amortization, impairment expense, transaction expenses, acquisition integration costs, acquisition earnout costs, purchase accounting fair value adjustment related to deferred revenue and inventory, severance costs, disposal of long-lived assets, equity-based compensation and gains on sale of joint ventures, net of costs incurred. Segment Adjusted EBITDA also excludes intra- and inter-segment sales and costs and corporate pushdown costs.

Free Cash Flow is computed as net cash provided by (used in) operating activities less capital expenditures.

We use Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Margin and Segment Adjusted EBITDA to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. We use Free Cash Flow as an indicator of liquidity to evaluate our period-over-period operating cash generation that will be used to service our debt, and can be used to invest in future growth through new business development activities and/or acquisitions, among other uses. Free Cash Flow does not represent the total increase or decrease in our cash balance, and it should not be inferred that the entire amount of Free Cash Flow is available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from this measure.

Key Performance Indicators
Management uses Key Performance Indicators (“KPIs”) to assess the financial performance of the Company, monitor relevant trends and support financial, operational and strategic decision-making. Management frequently monitors and evaluates KPIs against internal targets, core business objectives as well as industry peers and may, on occasion, change the mix or calculation of KPIs to better align with the business, its operating environment, standard industry metrics or other considerations. If the Company changes the method by which it calculates or presents a KPI, prior period disclosures are recast to conform to current presentation.

REDWIRE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands of U.S. dollars, except share data)

	March 31, 2026	December 31, 2025
Current assets:
Cash, cash equivalents and restricted cash	$145,211	$95,183
Accounts receivable, net	24,342	37,251
Contract assets	61,440	44,019
Inventory, net	69,350	55,847
Prepaid expenses and other current assets	20,368	20,512
Total current assets	320,711	252,812
Property, plant and equipment, net of accumulated depreciation of $17,174 and $14,558	51,460	49,199
Right-of-use assets	35,837	31,741
Intangible assets, net of accumulated amortization of $54,351 and $46,192	326,702	336,153
Goodwill	775,968	779,114
Other non-current assets	450	118
Total assets	$1,511,128	$1,449,137
Liabilities, Convertible Preferred Stock and Equity (Deficit)
Current liabilities:
Accounts payable	$42,375	$32,295
Notes payable to sellers	3,171	2,171
Short-term debt, including current portion of long-term debt	4,831	5,162
Short-term operating lease liabilities	4,443	4,088
Short-term finance lease liabilities	606	595
Accrued expenses	31,811	32,034
Deferred revenue	79,847	60,119
Other current liabilities	16,020	19,150
Total current liabilities	183,104	155,614
Long-term debt, net	83,369	80,036
Long-term operating lease liabilities	34,231	30,471
Long-term finance lease liabilities	1,237	1,276
Warrant liabilities	4,532	4,213
Deferred tax liabilities	38,430	38,358
Other non-current liabilities	1,669	2,119
Total liabilities	$346,572	$312,087

Convertible preferred stock, $0.0001 par value, 125,292.00 shares authorized; issued and outstanding: 2026—46,505.13 and 2025—46,505.13. Liquidation preference: 2026—$136,672 and 2025—$118,434 (Note M – Convertible Preferred Stock)	$77,034	$77,034
Shareholders’ Equity (Deficit):
Preferred stock, $0.0001 par value, 99,874,708 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; issued and outstanding 2026—198,918,728 and 2025—191,915,804	20	19
Treasury stock, at cost: 2026—1,036,294 shares and 2025—1,036,294 shares	(7,342)	(7,342)
Additional paid-in capital	1,789,231	1,678,799
Accumulated deficit	(698,264)	(621,762)
Accumulated other comprehensive income (loss)	3,877	10,302
Total shareholders’ equity (deficit)	1,087,522	1,060,016
Total liabilities, convertible preferred stock and equity (deficit)	$1,511,128	$1,449,137

REDWIRE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
Unaudited
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenues	$96,972	$61,395
Cost of sales	71,164	52,354
Gross profit	25,808	9,041
Operating expenses:
Selling, general and administrative expenses	82,887	18,746
Transaction expenses	40	3,799
Research and development	12,582	813
Operating income (loss)	(69,701)	(14,317)
Interest expense, net	2,467	3,594
Loss on extinguishment of debt	2,545	—
Other (income) expense, net	1,148	(14,781)
Income (loss) before income taxes	(75,861)	(3,130)
Income tax expense (benefit)	641	(182)
Net income (loss)	(76,502)	(2,948)
Less: dividends on Convertible Preferred Stock	1,512	3,531
Net income (loss) available to common shareholders	$(78,014)	$(6,479)

Net income (loss) per common share:
Basic and diluted	$(0.40)	$(0.09)
Weighted-average shares outstanding:
Basic and diluted	193,672,276	71,192,148

Comprehensive income (loss):
Net income (loss)	$(76,502)	$(2,948)
Foreign currency translation gain (loss), net of tax	(6,425)	835
Total other comprehensive income (loss), net of tax	(6,425)	835
Total comprehensive income (loss)	$(82,927)	$(2,113)

REDWIRE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands of U.S. dollars)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income (loss)	$(76,502)	$(2,948)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	11,250	3,046
Amortization of debt issuance costs and discount	478	273
Equity-based compensation expense	46,735	2,912
Loss on extinguishment of debt	2,545	—
(Gain) loss on change in fair value of warrants	319	(13,634)
Deferred provision (benefit) for income taxes	641	80
Other	921	(943)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	12,820	6,853
(Increase) decrease in contract assets	(17,635)	(16,845)
(Increase) decrease in inventory	(14,077)	55
(Increase) decrease in prepaid expenses and other assets	(1,950)	(2,658)
Increase (decrease) in accounts payable and accrued expenses	10,632	(8,192)
Increase (decrease) in deferred revenue	19,823	(7,590)
Increase (decrease) in operating lease liabilities	(98)	(10)
Increase (decrease) in other liabilities	(3,568)	(5,480)
Increase (decrease) in notes payable to sellers	1,000	—
Net cash provided by (used in) operating activities	(6,666)	(45,081)

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,755)	(1,790)
Purchase of intangible assets	(1,281)	(2,265)
Net cash provided by (used in) investing activities	(6,036)	(4,055)

Cash flows from financing activities:
Proceeds received from debt	89,796	5,000
Repayments of debt	(88,081)	(25,681)
Repayment of finance leases	(194)	(126)
Proceeds from (repayment of) third-party advances	—	(7,820)
Proceeds from issuance of common stock	65,318	82,862
Payment of equity issuance costs	(1,620)	(45)
Payments of debt issuance costs to third-parties	(2,144)	—
Net cash provided by (used in) financing activities	63,075	54,190
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(345)	96
Net increase (decrease) in cash, cash equivalents and restricted cash	50,028	5,150
Cash, cash equivalents and restricted cash at beginning of period	95,183	49,071
Cash, cash equivalents and restricted cash at end of period	$145,211	$54,221

REDWIRE CORPORATION
Reportable Segment Results
Unaudited
(In thousands of U.S. dollars)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenues
Space	$52,669	$52,133
Defense Tech	44,303	9,262
Total revenues	$96,972	$61,395

Segment Adjusted EBITDA
Space	$(1,645)	$7,501
Defense Tech	5,363	2,495
Total Segment Adjusted EBITDA	$3,718	$9,996
Reconciliation of Segment Adjusted EBITDA to consolidated net income (loss):
Interest expense, net	(2,467)	(3,594)
Depreciation and amortization expense	(11,250)	(3,046)
Severance costs	(262)	(177)
Equity-based compensation expense	(46,735)	(2,912)
Transaction expenses	(40)	(3,799)
All other corporate charges(1)	(15,675)	402
Debt financing costs and extinguishment losses	(2,925)	—
Acquisition integration cost	(225)	—
Income (loss) before income taxes	$(75,861)	$(3,130)
(1) All other corporate charges mainly consists of corporate overhead costs maintained at the corporate level, including gains and losses related to financial instruments measured at fair value. These expenses include costs relating to treasury, accounting, consulting, advisory, legal, tax and audit, insurance, financial reporting services and various administrative expenses related to the corporate headquarters.

REDWIRE CORPORATION
Supplemental Non-GAAP Information
Unaudited

Adjusted EBITDA
The following table presents the reconciliations of Adjusted EBITDA to net income (loss), computed in accordance with U.S. GAAP.

	Three Months Ended
(in thousands)	March 31, 2026	March 31, 2025
Net income (loss)	$(76,502)	$(2,948)
Interest expense, net	2,467	3,594
Income tax expense (benefit)	641	(182)
Depreciation and amortization	11,250	3,046
Transaction expenses (i)	40	3,799
Acquisition integration costs (i)	225	—
Severance costs (ii)	262	177
Capital market and advisory fees (iii)	2,015	968
Litigation-related expenses (iv)	426	—
Equity-based compensation (v)	46,735	2,912
Debt financing costs and extinguishment loss (vi)	2,925	—
Warrant liability change in fair value adjustment (vii)	319	(13,634)
Adjusted EBITDA	$(9,197)	$(2,268)
i.Redwire incurred acquisition costs including due diligence, integration costs and additional expenses related to pre-acquisition activity.
ii.Redwire incurred severance costs related to separation agreements entered into with former employees.
iii.Redwire incurred capital market and advisory fees related to advisors assisting with the implementation of internal controls over financial reporting, including material weakness remediation efforts, and the internalization of corporate services, including, but not limited to, implementing enhanced enterprise resource planning systems across U.S. and foreign operations.
iv.Redwire incurred expenses related to settlements of legal matters.
v.Redwire incurred expenses related to equity-based compensation under Redwire’s equity-based compensation plan and Edge Autonomy’s incentive units.
vi.Redwire incurred expenses related to debt financing agreements, including amendment related fees paid to third parties that are expensed in accordance with U.S. GAAP and losses on debt extinguishments.
vii.Redwire adjusted the private warrant liability to reflect changes in fair value recognized as a gain or loss during the respective periods.

REDWIRE CORPORATION
Supplemental Non-GAAP Information
Unaudited

Adjusted Gross Profit and Margin
The following table presents the reconciliation of Adjusted Gross Profit to Gross Profit, computed in accordance with U.S. GAAP, and the calculation of Adjusted Gross Margin.

	Three Months Ended
(in thousands)	March 31, 2026	March 31, 2025
Gross Profit	$25,808	$9,041
Purchase accounting adjustments(1)	—	—
Adjusted Gross Profit	$25,808	$9,041
Adjusted Gross Margin	26.6%	14.7%
(1) There were no purchase accounting adjustments for the periods presented. Therefore, for the periods presented, Gross Profit and Gross Margin are the same as Adjusted Gross Profit and Adjusted Gross Margin, respectively.

Free Cash Flow
The following table presents the reconciliation of Free Cash Flow to Net cash provided by (used in) operating activities, computed in accordance with U.S. GAAP.

	Three Months Ended
(in thousands)	March 31, 2026	March 31, 2025
Net cash provided by (used in) operating activities	$(6,666)	$(45,081)
Less: Capital expenditures	(6,036)	(4,055)
Free Cash Flow	$(12,702)	$(49,136)

REDWIRE CORPORATION
KEY PERFORMANCE INDICATORS
Unaudited

Book-to-Bill
Our book-to-bill ratio was as follows for the periods presented:

	Three Months Ended		Last Twelve Months Ended
(in thousands, except ratio)	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Contracts awarded
Space	$114,567	$53,707	$298,622	$217,387
Defense Tech	71,961	2,537	273,141	33,545
Total contracts awarded	$186,528	$56,244	$571,763	$250,932
Revenues
Space	$52,669	$52,133	$210,207	$230,174
Defense Tech	44,303	9,262	160,751	47,530
Total revenues	$96,972	$61,395	$370,958	$277,704
Book-to-bill ratio
Space	2.18	1.03	1.42	0.94
Defense Tech	1.62	0.27	1.70	0.71
Total book-to-bill ratio	1.92	0.92	1.54	0.90
Book-to-bill is the ratio of total contracts awarded to revenues recorded in the same period. The contracts awarded balance includes firm contract orders, including time-and-material contracts, awarded during the period and does not include unexercised contract options or potential orders under indefinite delivery/indefinite quantity contracts. Although the contracts awarded balance reflects firm contract orders, terminations, amendments, or contract cancellations may occur which could result in a reduction to the contracts awarded balance.

We view book-to-bill as an indicator of future revenue growth potential. To drive future revenue growth, our goal is for the level of contracts awarded in a given period to exceed the revenue recorded, thus yielding a book-to-bill ratio greater than 1.0.

Our book-to-bill ratio was 1.92 for the three months ended March 31, 2026, as compared to 0.92 for the three months ended March 31, 2025. For the three months ended March 31, 2026 and 2025, none of the contracts awarded balance includes acquired contract value.

Our book-to-bill ratio was 1.54 for the Last Twelve Months (“LTM”) ended March 31, 2026, as compared to 0.90 for the LTM ended March 31, 2025. For the LTM ended March 31, 2026, contracts awarded includes $73.7 million of acquired contract value from the Edge Autonomy acquisition, which was completed in the second quarter of 2025, and included in the Defense Tech segment. For the LTM ended March 31, 2025, contracts awarded includes $21.9 million of acquired contract value from the Hera Systems acquisition, which was completed in the third quarter of 2024, and included in the Space segment.

Backlog
The following table presents our contracted backlog as of March 31, 2026 and December 31, 2025, and related activity for the three months ended March 31, 2026 as compared to the year ended December 31, 2025.

(in thousands)	March 31, 2026	December 31, 2025
Organic backlog, beginning balance	$333,690	$296,652
Organic additions during the period	122,530	257,318
Organic revenue recognized during the period	(60,558)	(228,267)
Foreign currency translation	(1,964)	7,987
Organic backlog, ending balance	393,698	333,690

Acquisition-related contract value, beginning balance	77,556	—
Acquisition-related contract value acquired during the period	—	73,716
Acquisition-related additions during the period	63,998	110,444
Acquisition-related revenue recognized during the period	(36,414)	(107,114)
Foreign currency translation	(756)	510
Acquisition-related backlog, ending balance	104,384	77,556
Contracted backlog, ending balance	$498,082	$411,246

Contracted backlog by segment:
Space	$359,716	$299,804
Defense Tech	138,366	111,442

We view growth in backlog as a key measure of our business growth. Contracted backlog represents the estimated dollar value of firm funded executed contracts for which work has not been performed (also known as the remaining performance obligations on a contract). Our contracted backlog includes $104.7 million and $81.0 million in remaining contract value from contracts which recognize revenue at a point in time as of March 31, 2026 and as of December 31, 2025, respectively.

Organic backlog change excludes backlog activity from acquisitions for the first four full quarters since the entities’ acquisition date. Contracted backlog activity for the first four full quarters since the entities’ acquisition date is included in acquisition-related contracted backlog change. After the completion of four fiscal quarters, acquired entities are treated as organic for current and comparable historical periods.

Organic contract value includes the remaining contract value as of January 1 not yet recognized as revenue and additional orders awarded during the period for those entities treated as organic. Acquisition-related contract value includes remaining contract value as of the acquisition date not yet recognized as revenue and additional orders awarded during the period for entities not treated as organic. Organic revenue includes revenue earned during the period presented for those entities treated as organic, while acquisition-related revenue includes the same for all other entities, excluding any pre-acquisition revenue earned during the period. The acquisition-related backlog activity presented in the table above is related to the Edge Autonomy acquisition completed during the second quarter of 2025.

Although contracted backlog reflects business associated with contracts that are considered to be firm, terminations, amendments or contract cancellations may occur, which could result in a reduction in our total backlog. In addition, some of our multi-year contracts are subject to annual funding. Management expects all amounts reflected in contracted backlog to ultimately be fully funded. Contracted backlog from foreign operations was $195.4 million and $193.1 million as of March 31, 2026 and December 31, 2025, respectively. These amounts are primarily subject to foreign exchange rate translations from euros to U.S. dollars that could cause the remaining backlog balance to fluctuate with the foreign exchange rate at the time of measurement.